Exhibit 8.1

Entity Name	Jurisdiction of Incorporation	Name(s) Under Which it Does Business
I.C. Power Asia Development Ltd.	Israel	IC Power Asia Development Ltd.
IC Power Ltd.	Singapore	IC Power Ltd.
IC Power Distribution Holdings Pte. Ltd. Compania Boliviana de Energia Electrica	Singapore	IC Power Distribution Holdings Pte. Ltd. Compania Boliviana de Energia Electrica
S.A.—Bolivian Power Company Limited	Canada	S.A. – Bolivian Power Company Limited
Kallpa Generación S.A.	Peru	Kallpa Generación S.A.
Cerro del Aguila S.A.	Peru	Cerro del Aguila S.A.
Hidro Chilia S.A.C.	Peru	Hidro Chilia S.A.C.
Pacahuasi Energía S.A.	Peru	Pacahuasi Energía S.A.
IC Power Southern Terminals S.A.	Peru	IC Power Southern Terminals S.A.
Nejapa Power Company S.A.	Panama	Nejapa Power Company S.A.
Samay III	Peru	Samay III
Overseas Investments Peru S.A.	Peru	Overseas Investments Peru S.A.
Surpetroil SAC	Peru	Surpetroil SAC
Samay I S.A.	Peru	Puerto Bravo
PanaGen, Limited	Bermuda	PanaGen, Limited
Verde Securities Ltd.	Bermuda	Verde Securities Ltd.
Companía de Electricidad Puerto Plata S.A.	Dominican Republic	Companía de Electricidad Puerto Plata S.A.
Compañía de Energía de Centroamérica S.A. - Cenergica	El Salvador	Compañía de Energía de Centroamérica S.A. - Cenergica
IC Power DR Operations SAS	Dominican Republic	IC Power DR Operations SAS
Central Cardones S.A.	Chile	Central Cardones S.A.
Lihuen S.A.	Chile	Lihuen S.A.
Cerro El Plomo S.A.	Chile	Cerro El Plomo S.A.
Termoeléctrica Colmito Limitada	Chile	Termoeléctrica Colmito Limitada
OPC Rotem Ltd.	Israel	OPC Rotem Ltd.
Jamaica Private Power Company Ltd.	Jamaica	Jamaica Private Power Company
Consorcio Eólico Amayo (Fase II) S.A.	Panama	Consorcio Eólico Amayo (Fase II) S.A.
Empresa Energética Corinto Ltd.	Cayman Islands	Empresa Energética Corinto Ltd.
Tipitapa Power Company Ltd.	Cayman Islands	Tipitapa Power Company Ltd.
Surpetroil SAS	Colombia	Surpetroil SAS
IC Power Trading SAS ESP(Colombia)	Colombia	IC Power Trading SAS ESP(Colombia)
Surenergy SAS ESP	Colombia	Surenergy SAS ESP
IC Power Development Colombia SAS	Colombia	IC Power Development Colombia SAS
Inkia Energy Ltd.	Bermuda	Inkia Energy Ltd.
Inkia Americas Ltd.	Bermuda	Inkia Americas Ltd.
Inkia Americas Holding Ltd.	Bermuda	Inkia Americas Holding Ltd.
IC Power Holdings (Kallpa) Ltd.	Bermuda	IC Power Holdings (Kallpa) Ltd.
Inkia Holdings (Cobee) Ltd.	Bermuda	Inkia Holdings (Cobee) Ltd.
IC Power Holdings (CEPP) Ltd.	Bermuda	IC Power Holdings (CEPP) Ltd.
IC Power Holdings (Panama Generation) Ltd.	Cayman Islands	IC Power Holdings (Panama Generation) Ltd.
Inkia Holdings (JPPC) Ltd.	Barbados	Inkia Holding (JPPC) Ltd.
IC Power Panama Management S. de .R.L	Panama	IC Power Panama Management S. de .R.L
Inkia Salvadorian Power Ltd.	Cayman Islands	Inkia Salvadorian Power Ltd.
IC Power Holdings (Nejapa) Ltd.	Cayman Islands	IC Power Holdings (Nejapa) Ltd.
Nejapa Holdings Company Ltd.	Cayman Islands	Nejapa Holdings Company Ltd.
IC Power Holdings (CEPP—Cayman) Ltd.	Cayman Islands	IC Power Holdings (CEPP—Cayman) Ltd.
West Indies Development Corporation Ltd.	Jamaica	West Indies Development Corporation Ltd.
IC Power Chile Inversiones Limitada	Chile	IC Power Chile Inversiones Limitada
IC Power Chile SPA	Chile	IC Power Chile SPA
IC Power Holdings (Chile) Limited	Bermuda	IC Power Holding (Chile) Limited
Kanan Overseas I Inc.	Panamá	Kanan Overseas I Inc.
Kanan Overseas II Inc.	Panamá	Kanan Overseas II Inc.
Kanan Overseas III Inc.	Panamá	Kanan Overseas III Inc.
Kanan Overseas IV Inc.	Panamá	Kanan Overseas IV Inc.

Entity Name	Jurisdiction of Incorporation	Name(s) Under Which it Does Business
Cenérgica Panamá Holdings II S.A.	Panama	Cenérgica Panamá Holdings II S.A.
Cenérgica Panamá Holdings I S.A.	Panama	Cenérgica Panamá Holdings I S.A.
PE Panama Energy S.A.	Panama	PE Panama Energy S.A.
IC Power Holdings (Colombia) Trading		IC Power Holdings (Colombia) Trading
Limited	Bermuda	Limited
I.C. Power Israel Ltd.	Israel	I.C. Power Israel Ltd.
IC Power Nicaragua Holdings	Cayman Islands	IC Power Nicaragua Holdings
IC Power Nicaragua S.A.	Nicaragua	IC Power Nicaragua S.A.
IC Power Jamaica Holdings Ltd.	Cayman Islands	IC Power Jamaica Holdings Ltd.
IC Power Jamaica I Ltd.	Saint Lucia	IC Power Jamaica I Ltd.
IC Power Jamaica II Ltd.	Saint Lucia	IC Power Jamaica II Ltd.
IC Power Jamaica Inc.	United States	IC Power Jamaica Inc.
Private Power Operator	Jamaica	Private Power Operator
IC Power Jamaica III	Saint Lucia	IC Power Jamaica III
Inversiones Waxere S.A	Guatemala	Inversiones Waxere S.A
Amayo O&M Services S.A.	Nicaragua	Amayo O&M Services S.A.
Nicaragua Energy Holdings Ltd.	Cayman Islands	Nicaragua Energy Holdings Ltd.
Centrans Energy Holdings (Amayo) S.A.	Panama	Centrans Energy Holdings (Amayo) S.A.
Consorcio Eólico Amayo S.A.	Panama	Consorcio Eólico Amayo S.A.
Arctas Amayo (Fase II S.A.)	Panama	Arctas Amayo (Fase II S.A.)
IC Power Guatemala Limitada	Guatemala	IC Power Guatemala Limitada
Poliwatt Limitada	Guatemala	Poliwatt Limitada
IC Power Guatemala Holdings Ltd.	Cayman Islands	IC Power Guatemala Holdings Ltd.
A.G.S. Rotem Ltd.	Israel	A.G.S. Rotem Ltd.
Puerto Quetzal Power LLC	United States	Puerto Quetzal Power (PQP) Company
IC Power USA Services Corp.	United States	IC Power USA Services Corp.
Las Codornices S.A.	Chile	Las Codornices S.A.
Inkia Energy Guatemala Ltd.	Guatemala	Inkia Energy Guatemala Ltd.
Estrella Cooperatief B.A.	The Netherlands	Estrella Cooperatief B.A.
Recsa B.V.	The Netherlands	Recsa B.V.
Guatemel B.V.	The Netherlands	Guatemel B.V.
Deorsa B.V.	The Netherlands	Deorsa B.V.
Deocsa B.V.	The Netherlands	Deocsa B.V.
Distribuidora de Electricidad Oriente S.A.	Guatemala	DEORSA
Redes Eléctricas de Centro América S.A.	Guatemala	RECSA
Comercializadora Guatemalteca Mayorista
de Electricidad S.A.	Guatemala	Guatemel
Distribuidora de Electricidad Occidente S.A.	Guatemala	DEOCSA
Advanced Integrated Energy Ltd.	Israel	Advanced Integrated Energy Ltd.
Quantum (2007) LLC	USA	Quantum (2007) LLC
I.C. Green Energy Ltd.	Israel	IC Green Energy Ltd.
Primus Green Energy Inc.	USA	Primus Green Energy Inc.
HelioFocus Ltd.	Israel	HelioFocus Ltd.
Heliofocus technologies Ltd.	USA	Heliofocus technologies Ltd.
Heliofocus Hong-Kong Ltd.	China	Heliofocus Hong-Kong Ltd.
Heliofocus Solar Power (Alxa) co., Ltd	China	Heliofocus Solar Power (Alxa) co., Ltd
ICG Solar 3 Ltd.	Israel	ICG Solar 3 Ltd.
ICG Solar 4 Ltd.	Israel	ICG Solar 4 Ltd.
ICG Solar 5 Ltd.	Israel	ICG Solar 5 Ltd.
Kenon TJ Holdings Pte. Ltd.	Singapore	Kenon TJ Holdings Pte. Ltd.